Exhibit 99
Boise Cascade Corporation Corporate Communications Department	<LOGO>
1111 West Jefferson Street PO Box 50 Boise, ID 83728

News Release

______________________________________________________________________________________________________
Media Contact	Investor Contact
Ralph Poore Office 208 384 7294 Home 208 331 2023	Vincent Hannity Office 208 384 6390 Home 208 345 8141

______________________________________________________________________________________________________

For Immediate Release: April 22, 2003

BOISE ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

          BOISE, Idaho -- Boise Cascade Corporation (NYSE:BCC) today reported a first quarter 2003 net loss of $27.5 million, or 53 cents per diluted share, compared with a net loss of $6.6 million, or 17 cents per diluted share, in first quarter 2002. Fourth quarter 2002 net income was $6.2 million, or 5 cents per diluted share.

          Before nonroutine items, the company had a first quarter 2003 net loss of $12.6 million, or 27 cents per diluted share.

FINANCIAL HIGHLIGHTS
($ in millions, except per-share amounts)
	1Q 2003	1Q 2002	4Q 2002
Sales Net income (loss) Net income (loss) per diluted share BEFORE NONROUTINE ITEMS Net income (loss) Net income (loss) per diluted share	$ 1,853 $ (27.5) $ (0.53) $ (12.6) $ (0.27)	$ 1,788 $ (6.6) $ (0.17) $ (6.6) $ (0.17)	$ 1,801 $ 6.2 $ 0.05 $ 6.2 $ 0.05

          Nonroutine items in first quarter 2003 totaled $14.9 million after tax, or 26 cents per share. The total includes an after-tax charge of $6.1 million, or 11 cents per share, for employee-related costs associated with the company's cost-reduction program. We also recorded one-time, noncash, after-tax charges of $4.1 million, or 7 cents per share, for the adoption of a new accounting standard for asset retirement obligations and $4.7 million, or 8 cents per share, for the adoption of a new accounting standard for vendor allowances. A more detailed explanation of these items and a reconciliation to our reported financial performance are included in the notes to the consolidated financial statements.

          Sales in first quarter 2003 increased 4% to $1.9 billion, compared with $1.8 billion in the first quarter a year ago. Sales in fourth quarter 2002 were $1.8 billion.

REVIEW OF OPERATIONS

Boise Office Solutions
($ in millions)
	1Q 2003	1Q 2002	4Q 2002
Sales Operating income Operating income before nonroutine item	$ 938 $ 20.7 $ 29.9	$ 884 $ 37.4 $ 37.4	$ 906 $ 32.4 $ 32.4

          Boise Office Solutions. Before the nonroutine charge for employee-related costs, Boise Office Solutions operating income was $29.9 million, down from $37.4 million in first quarter 2002 and $32.4 million in fourth quarter 2002. Segment results declined, relative to comparison periods, due to a lower gross margin, higher operating costs, including higher pension expense, and winter weather disruptions. Operating margin was 2.2% as reported, or 3.2% before the nonroutine item, compared with 4.2% in first quarter 2002 and 3.6% in fourth quarter 2002.

          First quarter 2003 sales, as well as sales for locations operating in both periods, increased 6% to $938 million, compared with the same quarter a year ago. Sales increased in all three product categories. Sales of office supplies and paper rose 3%, sales of technology products increased 13%, and sales of furniture were up 9%. Boise's cut-size office papers sold through Boise Office Solutions increased 9% to 143,000 tons, compared with a year ago.

Boise Building Solutions
($ in millions)
	1Q 2003	1Q 2002	4Q 2002
Sales Operating income (loss) Operating income (loss) before nonroutine items	$ 575 $ (8.5) $ (8.5)	$ 560 $ 8.8 $ 8.8	$ 568 $ 2.3 $ 2.3

          Boise Building Solutions. Boise Building Solutions reported an operating loss of $8.5 million in first quarter 2003, compared with operating income of $8.8 million in the same quarter a year ago and operating income of $2.3 million in fourth quarter 2002. Results were lower than comparison quarters due to weak pricing for our products, winter weather disruptions, and higher pension expense.

          Relative to first quarter 2002, average plywood and lumber prices declined 5% and 14%, respectively, while oriented strand board (OSB) prices increased 8%. Unit sales volumes for structural panels rose modestly year over year, while lumber volume declined. Building materials distribution sales increased 4%, compared with first quarter 2002. Sales of engineered wood products grew 13%.

          Relative to fourth quarter 2002, average prices declined 8% in lumber, were flat in plywood, and rose 10% in OSB. Unit sales volumes were higher in plywood and lumber but were down modestly in OSB.

Boise Paper Solutions
($ in millions)
	1Q 2003	1Q 2002	4Q 2002
Sales Operating income (loss) Operating income (loss) before nonroutine items	$ 468 $ (0.7) $ (0.5)	$ 456 $ (10.8) $ (10.8)	$ 455 $ 23.4 $ 23.4

          Boise Paper Solutions. The operating loss in Boise Paper Solutions was $700,000, or $500,000 before the nonroutine item, in first quarter 2003, compared with an operating loss of $10.8 million in first quarter 2002 and operating income of $23.4 million in fourth quarter 2002. Segment results improved over those of a year ago, primarily because of higher average product prices (up 4%) and lower unit manufacturing costs (down 1%).

          The decline in segment performance from fourth quarter 2002 was due primarily to a 5% rise in unit manufacturing costs. The rise included increases in pension expense, energy and energy-related costs, and higher operating costs due to maintenance projects and market-related production curtailments. Average product prices in paper were off slightly from fourth-quarter levels.

OUTLOOK

          "At this point, we see few signs of sustained recovery in our businesses," said George J. Harad, chairman and chief executive officer. "Accordingly, we expect Boise's performance in the second quarter to be similar to or modestly improved over first-quarter results. Sales and income in our office products business are likely to decline in the second quarter from first-quarter levels, as they typically do, but year-over-year sales comparisons should continue to be positive. We expect wood products markets to strengthen modestly as better weather allows the building season to get underway. Paper business results should be similar to the first quarter, with no significant change expected in market conditions or costs."

          Boise delivers office, building, and paper solutions that help our customers manage productive offices and construct well-built homes -- two of the most important activities in our society. Boise's 24,000 employees help people work more efficiently, build more effectively, and create new ways to meet business challenges. Boise also provides constructive solutions for environmental conservation by managing natural resources for the benefit of future generations. Boise posted sales of $7.4 billion in 2002. Visit the Boise website at www.bc.com.

WEBCAST AND CONFERENCE CALL

          Boise will host an audiovisual webcast and conference call on Tuesday, April 22, 2003, at noon Eastern Daylight Time, at which we will review the company's recent performance and discuss the outlook for our businesses. You can join the webcast through the Boise website. Go to www.bc.com, and click on Investor Relations to find the link to the webcast. Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software. To join the conference call, dial (800) 374-0165 at least 10 minutes before the start of the call. The archived webcast will be available on the Presentations page of the Investor Relations section of Boise's website.

FORWARD-LOOKING STATEMENTS

          The Outlook section of this release includes forward-looking statements. These statements are subject to a number of risk factors that could cause actual results to differ from those projected. Those factors include, among other things, changes in foreign or domestic competition; changes in the condition of both foreign and domestic economies; changes in market demand for the company's products, which may be influenced by economic vitality; changes in production capacity across paper and wood products markets; the number of housing starts affected by changing interest rates; changes in cost structure; and other factors included in our filings with the Securities and Exchange Commission.

BOISE CASCADE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)
(thousands, except per-share amounts)
	Three Months Ended ___________________________________________
	March 31 __________________________		December 31,
	2003 __________	2002 ___________	2002 _____________

Sales	$1,853,243 __________	$1,788,223 ___________	$1,800,848 _____________

Costs and expenses
Materials, labor, and other operating expenses	1,515,189	1,460,984	1,438,211
Depreciation, amortization, and cost of company timber harvested	75,582	72,734	77,203
Selling and distribution expenses	214,162	191,687	201,976
General and administrative expenses	35,373	35,003	39,264
Other (income) expense, net	11,152 __________	3,620 ___________	1,627 _____________
	1,851,458 __________	1,764,028 ___________	1,758,281 _____________

Equity in net loss of affiliates	(59) __________	(1,573) ___________	(81) _____________

Income from operations	1,726 __________	22,622 ___________	42,486 _____________

Interest expense	(28,880)	(30,048)	(29,705)
Interest income	114	255	185
Foreign exchange gain (loss)	956 __________	(228) ___________	203 _____________
	(27,810) __________	(30,021) ___________	(29,317) _____________

Income (loss) before income taxes, minority interest, and cumulative effect of accounting changes	(26,084)	(7,399)	13,169
Income tax (provision) benefit	9,364 __________	2,775 ___________	(4,939) _____________

Income (loss) before minority interest and cumulative effect of accounting changes	(16,720)	(4,624)	8,230
Minority interest, net of income tax	(2,023) ___________	(1,996) ___________	(2,023) _____________

Income (loss) before cumulative effect of accounting changes	(18,743)	(6,620)	6,207
Cumulative effect of accounting changes, net of income tax	(8,803) ___________	- ___________	- _____________

Net income (loss)	(27,546)	(6,620)	6,207
Preferred dividends	(3,266) ___________	(3,262) ___________	(3,289) _____________

Net income (loss) applicable to common shareholders	$ (30,812) ==========	$ (9,882) ==========	$ 2,918 ============

Net income (loss) per common share
Basic and diluted before cumulative effect of accounting changes	$ (0.38)	$ (0.17)	$ 0.05
Cumulative effect of accounting changes	(0.15) ___________	- ___________	- _____________
Basic and diluted	$ (0.53) ==========	$ (0.17) ==========	$ 0.05 ============

SEGMENT INFORMATION
	Three Months Ended __________________________________________________
	March 31 ________________________________		December 31,
	2003 ______________	2002 ______________	2002 ______________
	(thousands)
Segment sales
Boise Office Solutions	$ 938,279	$ 884,454	$ 905,898
Boise Building Solutions	574,644	560,166	568,163
Boise Paper Solutions	468,213	455,975	455,302
Intersegment eliminations and other	(127,893) ______________	(112,372) ______________	(128,515) ______________
	$1,853,243 =============	$1,788,223 =============	$1,800,848 =============

Segment income (loss)
Boise Office Solutions	$ 20,672	$ 37,423	$ 32,401
Boise Building Solutions	(8,453)	8,781	2,328
Boise Paper Solutions	(685)	(10,803)	23,396
Corporate and Other	(8,738) ______________	(12,752) ______________	(15,251) ______________
	2,796	22,649	42,874

Interest expense	(28,880) ______________	(30,048) ______________	(29,705) ______________

Income (loss) before income taxes, minority interest, and cumulative effect of accounting changes	$ (26,084) =============	$ (7,399) =============	$ 13,169 =============

Before nonroutine items

Segment income (loss)
Boise Office Solutions	$ 29,895	$ 37,423	$ 32,401
Boise Building Solutions	(8,453)	8,781	2,328
Boise Paper Solutions	(484)	(10,803)	23,396
Corporate and Other	(8,048) ______________	(12,752) ______________	(15,251) ______________
	12,910	22,649	42,874

Interest expense	(28,880) ______________	(30,048) ______________	(29,705) ______________

Income (loss) before income taxes, minority interest, and cumulative effect of accounting changes	$ (15,970) =============	$ (7,399) =============	$ 13,169 =============
(1)	Financial Information

The Consolidated Statements of Income (Loss) and Segment Information are unaudited statements, which do not include all Notes to Consolidated Financial Statements, and should be read in conjunction with the company's 2002 Annual Report on Form 10-K. Net income (loss) for the three months ended March 31, 2003 and 2002, and December 31, 2002, involved estimates and accruals.

(2)	Reconciliation of Net Loss and Diluted Loss Per Share Before Nonroutine Item and Cumulative Effect of Accounting Changes

We evaluate our results of operations both before and after nonroutine gains and losses. The following table shows our March 31, 2003, net loss and net loss per diluted share, as reported and as adjusted for the nonroutine item and the cumulative effect of accounting changes (see Notes 3 and 4). There were no nonroutine items during the quarters ended March 31, 2002 and December 31, 2002.

	Three Months Ended
	March 31, 2003 __________________________________
	As Reported _______	Nonroutine Items ________	Before Nonroutine Items ________
	(millions, except per-share amounts)

Boise Office Solutions (a)	$ 20.7	$ 9.2	$ 29.9
Boise Building Solutions	(8.5)	-	(8.5)
Boise Paper Solutions	(0.7)	0.2	(0.5)
Corporate and Other	(8.7) _______	0.7 ________	(8.0) ________
	2.8	10.1	12.9
Interest Expense	(28.9) _______	- ________	(28.9) ________
Loss before income taxes, minority interest, and cumulative effect of accounting changes	(26.1)	10.1	(16.0)
Income tax (provision) benefit	9.4 _______	(4.0) ________	5.4 ________
Loss before minority interest and cumulative effect of accounting changes	(16.7)	6.1	(10.6)
Minority interest, net of income tax	(2.0) _______	- ________	(2.0) ________
Loss before cumulative effect of accounting changes	(18.7)	6.1	(12.6)
Cumulative effect of accounting changes, net of income tax	(8.8) _______	8.8 ________	- ________
Net loss	$ (27.5) ======	$ 14.9 =======	$ (12.6) =======

Net loss per common share (b)
Diluted before cumulative effect of accounting changes	$ (0.38)	$ 0.11	$ (0.27)
Cumulative effect of accounting changes	(0.15) _______	0.15 ________	- ________
Diluted	$ (0.53) ======	$ 0.26 =======	$ (0.27) =======
(a)

Boise Office Solutions operating margin of 2.2%, as reported, was calculated based on $20.7 million of segment income, and the operating margin of 3.2%, before the nonroutine item, was calculated based on $29.9 million of segment income.

(b)	Calculated using 58.3 million average diluted shares outstanding (see Note 5).
(3)	First Quarter 2003 Nonroutine Item

In March 2003, we announced measures to reduce 2003 operating costs by approximately $45 million, net of severance costs, and to hold capital spending to approximately $245 million, before acquisitions. We are taking these actions because of continued economic weakness, higher pension costs, higher energy costs, business disruptions from severe winter weather in the eastern United States, and global political uncertainty. We are reducing operating costs by freezing salaries, severely restricting hiring, reducing discretionary spending at all levels of the company, and eliminating about 700 job positions. We will eliminate these positions by terminating approximately 550 employees and leaving vacant positions unfilled.

Under our existing plan, in first quarter 2003 we recorded a pretax charge of $10.1 million for employee-related costs in "Other (income) expense, net" in the Consolidated Statement of Loss. We recorded these costs in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 112, Employers' Accounting for Postemployment Benefits. We recorded $9.2 million in Boise Office Solutions, $0.2 million in Boise Paper Solutions, and $0.7 million in our Corporate and Other segment. Employee-related costs are primarily for severance payments, most of which will be paid in 2003 with the remainder in 2004. This nonroutine item increased our net loss $6.1 million and diluted loss per share 11 cents for the three months ended March 31, 2003.

(4)	Cumulative Effect of Accounting Changes

Effective January 1, 2003, we adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement changed our accounting for landfill closure costs. This statement requires us to record an asset and a liability (discounted) for the estimated costs of legal obligations associated with the retirement of long-lived assets. The asset is depreciated over the expected useful life of the asset. Previously, we accrued for estimated landfill closure costs over the periods that benefited from the use of the landfill. On January 1, 2003, we recorded a one-time after-tax charge of $4.1 million, or 7 cents per share after tax, as a cumulative-effect adjustment for the difference between the amounts recognized in our consolidated financial statements prior to the adoption of this statement and the amount recognized after adopting the provisions of SFAS No. 143.

Effective January 1, 2003, we adopted an accounting change for vendor allowances to comply with the guidelines issued by the FASB's Emerging Issues Task Force (EITF) 02-16, Accounting by a Reseller for Cash Consideration Received From a Vendor. Under EITF 02-16, consideration received from a vendor is presumed to be a reduction of the cost of the vendor's products or services, unless it is for a specific incremental cost to sell the product. As a result, in the first quarter, approximately $10 million of vendor allowances that would have been recognized previously as a reduction of "Selling and distribution expenses" are now reflected as a reduction of "Materials, labor and other operating expenses." Prior periods have not been reclassified to conform with the current year's presentation.

In addition, under the new guidance, vendor allowances reside in inventory with the product and are recognized when the product is sold, changing the timing of our recognition of these items. This change resulted in a one-time, noncash, cumulative-effect adjustment of $4.7 million, or 8 cents per share.

(5)	Net Income (Loss) Per Common Share

Net income (loss) per common share was determined by dividing net income (loss), as adjusted, by applicable shares outstanding. For all periods presented, the computation of diluted net income (loss) per share was antidilutive; therefore, amounts reported for basic and diluted income (loss) were the same.

Three Months Ended _______________________________________________
	March 31 _______________________________		December 31,
	2003 _____________	2002 _____________	2002 ___________
(thousands, except per-share amounts)

Income (loss) before cumulative effect of accounting changes	$ (18,743)	$ (6,620)	$ 6,207
Preferred dividends (a)	(3,266) _____________	(3,262) _____________	(3,289) ___________
Basic and diluted income (loss) before cumulative effect of accounting changes	(22,009)	(9,882)	2,918
Cumulative effect of accounting changes, net of income tax	(8,803) _____________	- _____________	- ___________
Basic and diluted income (loss)	$ (30,812) ============	$ (9,882) ============	$ 2,918 ==========

Average shares used to determine basic and diluted income (loss) per common share	58,289 ============	58,099 ============	58,283 ==========

Basic and diluted income (loss) per common share before cumulative effect of accounting changes	$ (0.38)	$ (0.17)	$ 0.05
Cumulative effect of accounting changes	(0.15) _____________	- _____________	- ___________
Basic and diluted income (loss) per common share	$ (0.53) ============	$ (0.17) ============	$ 0.05 ==========
(a)	Dividend attributable to our Series D Convertible Preferred Stock held by our ESOP (employee stock ownership plan) is net of a tax benefit.